UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2015, Alexza Pharmaceuticals, Inc., or Alexza, issued a promissory note to Grupo Ferrer Internacional, S.A., or Ferrer, in the maximum principal amount of $5 million, or the Ferrer Note. The terms of the Ferrer Note provide that (i) Ferrer will loan to Alexza up to $5 million in two tranches of $3 million and $2 million, respectively, (ii) Ferrer will make the initial tranche of $3 million available to Alexza on September 28, 2015 and Alexza will have the option to borrow the second tranche of $2 million at any time on or after January 1, 2016, (iii) interest will accrue on the outstanding principal at the rate of 6% per annum, compounded monthly, through May 31, 2016, (iv) all outstanding principal and accrued interest under the Ferrer Note is due and payable upon Ferrer’s demand on May 31, 2016, (v) Alexza may prepay the Ferrer Note at any time without premium or penalty, and (vi) Alexza will issue to Ferrer 125,000 shares of Alexza’s common stock, or the Shares, as of the date that Ferrer makes the first tranche of $3 million available to Alexza as partial consideration for the loan.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The information provided above under Item 1.01 is incorporated into this Item 3.02 by reference.

The Shares will be issued to Ferrer in accordance with the terms of the Ferrer Note and the related Stock Issuance Agreement on September 28, 2015 as partial consideration for Ferrer entering into the Ferrer Note.

The Stock Issuance Agreement will contain representations and warranties that each party will make to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Stock Issuance Agreement, including the representations and warranties contained therein, will not be for the benefit of any party other than the parties to such agreement, and will not be intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to such agreement.

The Shares to be issued to Ferrer pursuant to the Stock Issuance Agreement will not be registered at the time of issuance under the Securities Act of 1933, as amended, or the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Alexza will issue such shares in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act and Regulation D or Regulation S promulgated thereunder. Alexza will rely on the exemption from registration based in part on the representations made by Ferrer, including the representations with respect to Ferrer’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Ferrer’s investment intent with respect to such shares, and appropriate legends will be affixed to the certificates representing such shares. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the securities described herein in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Section 8 – Other Events

Item 8.01. Other Events.

On September 28, 2015, Alexza announced that it has retained Guggenheim Securities, LLC to assist in exploring strategic options to enhance stockholder value, including a possible sale or disposition of one or more corporate assets, a strategic business combination, partnership or other transactions. This press release is furnished as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, Alexza’s issuance of securities, the amount of proceeds from the loan, the availability of either tranche of the loan to Alexza, and the likelihood of completing a strategic transaction. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with Ferrer fulfilling its obligation to make each tranche of the loan available to Alexza and risks and uncertainties inherent in the process of exploring strategic transactions. Alexza does not have a defined timeline for the strategic process and is not confirming that the process will result in any specific action or transaction. All forward-looking statements are qualified in their entirety by this cautionary statement. Alexza is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Promissory Note issued by the Registrant to Grupo Ferrer Internacional, S.A. dated September 28, 2015.

10.2	Stock Issuance Agreement between the Registrant and Grupo Ferrer Internacional, S.A. dated September 28, 2015.

99.1	Press Release titled “Alexza Retains Guggenheim Securities, LLC to Explore Strategic Options” dated September 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.
Date: September 28, 2015
	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Promissory Note issued by the Registrant to Grupo Ferrer Internacional, S.A. dated September 28, 2015.

10.2	Stock Issuance Agreement between the Registrant and Grupo Ferrer Internacional, S.A. dated September 28, 2015.

99.1	Press Release titled “Alexza Retains Guggenheim Securities, LLC to Explore Strategic Options” dated September 28, 2015.